EXHIBIT 31.2

CERTIFICATION

I, Carl M. Mills, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Conexant Systems, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ CARL M. MILLS
Carl M. Mills
Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)

Dated: January 30, 2012